   The Registrant's subsidiaries, the state or other jurisdiction of incorporation or organization of each, and the name under which such subsidiaries do business (if any) are set forth below.


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            Subsidiary                       State or Country     Name under Which Subsidiary
                                             of Incorporation      Does Business (if any)
-----------------------------------------------------------------------------------------------
Allsport Photographic Limited                England and Wales
All Sport (UK) Limited                       England and Wales
Allsport Photography USA Inc.                California
Artcast Corporation                          Washington
Fabulous Footage, Inc.                       Massachusetts
Fotogram-Stone SARL                          France
Fototeca Stone SRL                           Spain
Gamma Liaison, Inc.                          New York
Getty Communications Group Finance Limited   England and Wales
Getty Communications Limited                 England and Wales
Getty Images                                 Belgium
Getty Images                                 Denmark
Getty Images                                 Holland
Getty Images                                 Sweden
Getty Images Do Brasil Limitada              Brazil
Getty Images Hong Kong Ltd.                  Hong Kong
Getty Images Limited                         England and Wales
Getty Images South America Limited           England and Wales
Hulton Getty Holdings Limited                England and Wales
Hulton Getty Picture Collection Ltd.         England and Wales
Liaison Agency, Inc.                         New York
Liaison International, Inc.                  New York
PhotoDisc Australia Pty Limited              Australia
PhotoDisc Deutschland GmbH                   Germany
PhotoDisc Europe Limited                     England and Wales
PhotoDisc, Inc.                              Washington
PhotoDisc Japan Kabushiki Kaisha             Japan
PhotoDisc International, Inc.                Barbados
Tony Stone Associates Limited                England and Wales


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            Subsidiary                       State or Country     Name under Which Subsidiary
                                             of Incorporation      Does Business (if any)
-----------------------------------------------------------------------------------------------
Tony Stone Associates GmbH                   Germany
Tony Stone GmbH                              Austria
Tony Stone Images/America Inc.               Illinois
Tony Stone Images/Canada, Inc.               Ontario
Tony Stone Images/Chicago, Inc.              Illinois
Tony Stone Images/Los Angeles, Inc.          California
Tony Stone Images/New York, Inc.             New York
Tony Stone Images/Seattle, Inc.              Washington
Tony Stone Images Singapore                  Singapore
TriEnergy Productions                        California


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